UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2013 (December 9, 2013)

CHINA JO-JO DRUGSTORES, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34711	98-0557852
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Room 507-513, 5th Floor, A Building, Meidu Plaza Gongshu District, Hangzhou, Zhejiang Province People’s Republic of China
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +86 (571) 88077078

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

Effective December 9, 2013, Mr. Yuehai Ke (“Mr. Ke”) resigned from the registrant’s board of directors (the “Board”) and from the Board’s audit, compensation and nominating committees.  Mr. Ke’s decision to resign from his positions was not the result of any material disagreement with the registrant on any matter relating to the registrant’s operations, policies or practices.

Appointment of Director

Effective December 9, 2013, Dr. Genghua Gu (“Dr. Gu”) was appointed to the Board and to its audit, compensation and nominating committees to fill all of the vacancies created by Mr. Ke’s resignation.

Dr. Genghua Gu, age 63.  Dr. Gu is a retired physician, professor and published scientific researcher in the field of stomatology and he was a member of the Standing Committee of the Zhejiang Province’s Political Consultative Conference from 2003 to 2013.  From 2000 to 2009, Dr. Gu was the Vice President of the Women’s Hospital, School of Medicine, Zhejiang University, where, in addition to being a chief physician, professor and researcher, he was also in charge of logistics and financial control as part of the hospital’s management.  From 1998 to 2000, Dr. Gu was the Vice President of the Second Affiliate Hospital of Zhejiang University’s School of Medicine, where, in addition to his medical, teaching and research duties, he was also in charge of the hospital’s logistics.  From 1995 to 1998, Dr. Gu served as the Deputy Magistrate with the Shuichang County Government in Zhejiang Province, in charge of the county’s culture, education and hygiene programs.  From 1988 to 1995, Dr. Gu was the Head of the Medical Department at the Second Affiliate Hospital of Zhejiang University’s School of Medicine and was involved in planning and management of the medical department.  Dr. Gu served as an oral surgeon from 1977 to 1988 at the Second Affiliate Hospital of Zhejiang University’s School of Medicine.  Dr. Gu graduated from Shanghai Jiaotong University’s School of Medicine, Department of Stomatology in 1977.  The Board has determined that Dr. Gu should serve as a director given his extensive medical and scientific research experience, as well as his government and hospital management and logistics experience.

In connection with the foregoing appointment, the registrant and Dr. Gu entered into a letter agreement effective as of December 9, 2013, pursuant to which Dr. Gu will receive an annualized cash compensation of $6,000, payable in monthly installments on the tenth day of each month.  Dr. Gu is also entitled to be included as an insured under the registrant’s directors and officers insurance policy.  A copy of the foregoing agreement is included with this current report as Exhibit 99.1.

There are no transactions between the registrant and Dr. Gu that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statement and Exhibits.

(d)	EXHIBITS

Exhibit Number	Description
99.1	Letter Agreement between the registrant and Genghua Gu effective as of December 9, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHINA JO-JO DRUGSTORES, INC.
Date:	December 12, 2013	(Registrant)

		By:	/s/ Ming Zhao
Ming Zhao
Chief Financial Officer

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